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                                                                    Exhibit 10.7

                             EMPLOYMENT AGREEMENT
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     This Agreement ("Agreement") dated this 1st day of September, 1995 between
Manor Care, Inc. ("Manor Care") and Choice Hotels International, Inc. ("Choice") (collectively, "Employer"), Delaware corporations with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and Donald J. Landry ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Manor.

     1.   Employment.  During the term of this Agreement, as hereinafter
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defined, Manor Care hereby employs Employee as President-Manor Care Hotel
Division, and Choice hereby employs Employee as President. Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his ability perform such duties as may be from time to time assigned by Employer, its Board of Directors or its designees, such duties to be rendered at the principal office of Employer or at such other place or places as Employer shall require. Employee also agrees to perform his duties in accordance with policies established by Employer's Board of Directors, which may be changed from time to time.

     2.   Term.  Subject to the provisions for termination hereinafter provided,
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the term of this Agreement shall begin on December 1, 1994 and shall terminate five (5) years thereafter. Upon expiration of said period, the parties may extend the term if they mutually agree to do so.

     3.   Compensation.  For all services rendered by Employee under this
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Agreement during the term thereof, Employer shall pay Employee the following compensation:

          (a) Salary.  A base salary of Three Hundred Fifty Thousand Dollars
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     ($350,000) per annum payable in accordance with Employer's standard payroll practices from time to time in effect. Such salary shall be reviewed after one year and may be increased at the discretion of Employer.

          (b) Incentive Bonus.  Employee shall have the opportunity to earn up
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     to a maximum of Fifty-Five Percent (55%) per annum of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors.
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          (c)  Automobile.  Employer shall provide Employee with the use of a
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     suitable automobile during the term of this Agreement, and shall provide gas, oil, maintenance, insurance and other operating expenses for such automobile, in accordance with Employer's standard practices. In lieu of the above, Employee may elect to use his own automobile and receive an allowance for automobile expenses of $850 per month.

          (d)  Club Membership.  Employer shall provide Employee with an
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     appropriate corporate membership at a dining and/or recreational club for the purpose of business entertainment.

          (e)  Stock Options.  Employee shall be eligible to receive options
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     under the Manor Care, Inc. Key Executive Stock Option Plan, or similar plan, to purchase common shares of Manor Care in accordance with the policy of the Board of Directors as in effect from time to time.

          (f)  Other Benefits.  Employee shall, when eligible, be entitled to
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     participate in all other fringe benefits accorded headquarters employees by
     Employer as are in effect from time to time.

     4.   Extent of Services.  Employee shall devote his full time, attention,
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and energies to the business of Employer, and shall not during the term of this
Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his assets in the securities of public companies, or the securities of private companies or limited partnerships outside the healthcare and lodging industries, if such holdings are passive investments of One Percent (1%) or less of outstanding securities and Employee does not hold positions of director, officer, employee or general partner. Employee warrants and represents that he has no contracts or obligations to others which would materially inhibit the performance of his services under this Agreement.

     5.   Disclosure and Use of Information.  Employee recognizes and
          ---------------------------------
acknowledges that Employer's and affiliates' present and prospective clients, franchises, management contracts, acquisitions and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason, Employee shall not directly or indirectly, or cause others to: (1) make use of or disclose to others any information relating to the business of Employer that has not otherwise been made public, including but not limited to Employer's present or prospective clients, franchises, management contracts or acquisitions; or (2) without Employer's prior written consent, offer employment to or employ on

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behalf of Employee or any other person, any person who at any time is or has been within the preceding one (1) year an employee of Employer or any affiliate of Employer, or induce such person, directly or indirectly, to leave his or her employment. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

     6.   Notices.  Any notice, request or demand required or permitted to be
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given under this Agreement shall be in writing, and shall be delivered personally to the recipient or sent by certified or registered mail to his residence in the case of Employee, or to its principal office in the case of the Employer.

     7.   Elective Positions.  Nothing contained in this Agreement is intended
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to nor shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors or stockholders to remove Employee from the positions set forth in paragraph 1, with or without just cause, during the term of this Agreement or to elect someone other than Employee to those positions, as provided by law and the By-Laws of Employer; provided, however, that if Employee is so removed without cause, it is expressly understood and agreed, in the event any one or combination of the foregoing occurs, Employee's rights under this Agreement shall in no way be prejudiced, and Employee shall be entitled to receive compensation referred to in paragraph 3 above, except ungranted stock options, provided that he is ready, willing and able to perform the duties and responsibilities set forth above. Notwithstanding the foregoing, the election or appointment of Employee to a different executive position shall not be considered removal hereunder. Employee upon removal shall be entitled to pursue other employment, and Employer shall be entitled to receive as offset and thereby reduce its payment, the amount received by Employee from any other active employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to furnish Employer annually with full information regarding such other employment and to permit verification of his employment records and Federal income tax returns by an independent attorney or accountant. Employer shall receive credit for unemployment insurance benefits, social security insurance or like amounts actually received by Employee. In the event Employee is removed without cause, Employer shall relocate Employee to any city in the continental United States to the extent relocation assistance is not provided by a new employer.

     8.   Waiver of Breach.  The waiver of either party of a breach of any
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provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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     9.   Assignment.  The rights and obligations of Employer under this
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Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.

     10.  Termination of Agreement.  This Agreement shall terminate upon the
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following events and conditions:

          (a)  Upon expiration of its term.

          (b) For just cause, including but not limited to refusal to carry out duties and instructions relative to the position, dishonesty, violation of this Agreement, and any willful acts or omissions inimical to or contrary to policies of Employer not arbitrarily applied in the case of Employee. Just cause shall also include solicitation by Employee of offers of employment from others prior to the last year of this Agreement, and the solicitation of the services by Employee or material positive response by Employee to the solicitation of professional search or executive recruitment organizations prior to the last year of this Agreement. In the event of termination by Employer for just cause, vested but unexercised options granted during the term of this Agreement shall be forfeited as a result thereof, as of the date of notice. In the event of a willful breach of this Agreement by Employee, Employer shall have the right to purchase from Employee, at the price paid by Employee, such of the Manor Care Common Stock as has been acquired by Employee by exercise of a stock option granted during the term of this Agreement if such exercise is within six
     (6) months prior to termination of this Agreement as a result of such breach. Employee shall be entitled to fourteen (14) days advance written notice of termination, except where the basis for termination constitutes conduct on the part of Employee involving dishonesty or bad faith, in which case the termination shall be effective upon the sending of notice.

          (c) In the event that Employee is unable to perform the services called for hereunder by reason of incapacity or disablement for more than six (6) months (whether or not consecutive) in any period of twenty-four
     (24) consecutive months, Employer shall have the right to terminate this Agreement by written notice to Employee. In the event of such termination, all non-vested obligations of Employer to Employee pursuant to this Agrement shall terminate.

          (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

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     11.  Entire Agreement.  This instrument contains the entire agreement of
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the parties and supersedes and replaces the Employment Agreement dated February
17, 1992. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Maryland, and any litigation shall be conducted in the State of Maryland.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                                             Employer:


                                             MANOR CARE, INC.


                                             By: ______________________________
                                                 Stewart Bainum, Jr.
                                                 Chairman, President & CEO


                                             CHOICE HOTELS INTERNATIONAL, INC.


                                             By: ______________________________
                                                 Stewart Bainum, Jr.
                                                 Vice Chairman



                                             Employee:


                                             __________________________________
                                             Donald J. Landry

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